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                                                                     EXHIBIT 4.1


                ORGANIZED UNDER THE LAWS OF THE STATE OF TEXAS

NUMBER                                                                    SHARES

                               CPS SYSTEMS, INC.
                                 COMMON STOCK
                    Common Stock - Par Value $.01 Per Share

        THIS CERTIFIES THAT _________________________________ is the owner of
__________________________ fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

        IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated ___________________________

_________________________   ________________________  _________________________
       CHAIRMAN                     PRESIDENT                 SECRETARY


COUNTERSIGNED AND REGISTERED:
AMERICAN SECURITIES TRANSFER AND TRUST, INC.
 TRANSFER AGENT AND REGISTRAR




-----------------------------
BY AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY